Registration No. 333-14253
                                                         Rule 424 (b)(3)

         SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 25, 1997

                   MLCC Mortgage Investors, Inc., Depositor
            Mortgage Loan Asset Backed Pass-Through Certificates,
                            Series 1997-B, Class A

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer

_____________________________________________________________________________

     On December 9, 1997, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1997-B, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $308,089,000. The Certificates represent beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1997 by and among MLCC Mortgage Investors, Inc., Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page S-31 and S-32 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                  1997 B

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE

                              December 31, 1997         December 31, 1996        December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance
  of PrimeFirst Loan Portfolio  . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a Percent
  of Average Principal Balance
  Outstanding . . . . . . . . . . . . . . .               0.11%             0.16%                0.05%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on paged S-32 and S-33 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                                  1997 B

              REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE

                  EQUITY ACCESS LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                             -------------------------------------------------------------------------
                                1992        1993         1994         1995          1996        1997
                             ----------  -----------  -----------  -----------   ----------  ----------
Number of Revolving
  Credit Line (RCL)
  Loans Serviced  . . . .        15,084       13,839      15,598      25,056        28,368      31,395
Aggregate Loan Balance
  of RCL Loans Serviced .    $1,062,930   $1,037,427  $1,079,693  $1,293,483    $1,353,800  $1,387,217
Loan Balance of RCL
  Loans 2 Mos. Delinquent    $    3,717   $    5,161  $    5,358  $    8,447    $    8,292  $    5,450
Loan Balance of RCL
  Loans 3 Mos. or more
  Delinquent  . . . . . .    $   18,751   $   17,508  $   22,989  $   33,763    $   39,508  $   44,104
Total of 2 Months or
  more Delinquent as
  a % of Aggregate Loan
  Balance of RCL Loans  .         2.11%        2.19%       2.63%       3.26%         3.53%       3.57%


                  REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE

                  EQUITY ACCESS LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                             -------------------------------------------------------------------------
                                1992        1993         1994         1995          1996        1997
                             ----------  -----------  -----------  -----------   ----------  ----------
As of end of Period:
  Number of Revolving
  Credit Line Loans
  Serviced  . . . . . . . .        15,084      13,839      15,598      25,056      28,368       31,395
Aggregate Loan Balance
  of Revolving Credit
  Line Loans Serviced . . .    $1,062,930  $1,037,427  $1,079,693  $1,293,483  $1,353,800   $1,387,217
For the Period:
  Gross Charge Offs
    Dollars . . . . . . . .    $    1,447  $    3,153   $   1,118  $    3,700    $  1,860  $     4,269
    Percentage(1) . . . . .         0.14%       0.30%       0.10%       0.29%       0.14%        0.31%

__________________________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Initial Mortgage Loan Margins", "One-Month LIBOR Index Initial Mortgage Loan Margins", "Six-Month LIBOR Index Initial Mortgage Loan Margins" and "One-Year Treasury Index Initial Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-21 and S-24 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and Margins of the Mortgage
Loans:

                                  1997 B

             RANGE OF PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                       % of Mortgage
                                                                                          Pool by
                  Range of                       Number of       Total Principal         Principal
             Principal Balances                    Loans            Balances              Balance
-------------------------------------------     -----------    ------------------    -----------------
$    0.00-          49,999.99 . . . . . . .         34           1,294,205.22                0.42%
$    50,000.00-     54,999.99 . . . . . . .         13             669,525.00                0.22%
$    55,000.00-     59,999.99 . . . . . . .         11             640,663.69                0.21%
$    60,000.00-     74,999.99 . . . . . . .         24           1,582,435.23                0.51%
$    75,000.00-     99,999.99 . . . . . . .         63           5,460,086.66                1.77%
$    100,000.00-    149,999.99  . . . . . .        116          14,296,526.01                4.62%
$    150,000.00-    199,999.99  . . . . . .         73          12,481,229.34                4.04%
$    200,000.00-    249,999.99  . . . . . .         65          14,462,112.05                4.68%
$    250,000.00-    299,999.99  . . . . . .         47          12,662,156.43                4.09%
$    300,000.00-    349,999.99  . . . . . .         47          15,094,865.61                4.88%
$    350,000.00-    399,999.99  . . . . . .         25           9,245,926.58                2.99%
$    400,000.00-    449,999.99  . . . . . .         15           6,295,155.21                2.04%
$    450,000.00-    499,999.99  . . . . . .         13           6,210,040.18                2.01%
$    500,000.00-    549,999.99  . . . . . .         19           9,868,694.86                3.19%
$    550,000.00-    599,999.99  . . . . . .         16           9,123,575.00                2.95%
$    600,000.00-    649,999.99  . . . . . .         14           8,583,432.21                2.78%
$    650,000.00-    699,999.99  . . . . . .          5           3,312,699.26                1.07%
$    700,000.00-    749,999.99  . . . . . .          9           6,417,282.34                2.08%
$    750,000.00-    799,999.99  . . . . . .          2           1,525,000.00                0.49%
$    800,000.00-    849,999.99  . . . . . .         12           9,903,794.52                3.20%
$    850,000.00-    899,999.99  . . . . . .          7           6,076,000.00                1.97%
$    900,000.00-    949,999.99  . . . . . .          9           8,227,654.22                2.66%
$    950,000.00-    999,999.99  . . . . . .          3           2,999,791.24                0.97%
$    1,000,000.00-  1,099,999.99  . . . . .         20          20,144,250.00                6.51%
$    1,100,000.00-  1,199,999.99  . . . . .         12          13,536,500.00                4.38%
$    1,200,000.00-  1,299,999.99  . . . . .          5           6,205,985.88                2.01%
$    1,300,000.00-  1,399,999.99  . . . . .          2           2,645,000.00                0.86%
$    1,400,000.00-  1,499,999.99  . . . . .          7           9,968,146.75                3.22%
$    1,500,000.00-  1,599,999.99  . . . . .          5           7,590,974.30                2.45%
$    1,600,000.00-  1,699,999.99  . . . . .          4           6,574,500.00                2.13%
$    1,700,000.00-  1,799,999.99  . . . . .          2           3,450,000.00                1.12%
$    1,800,000.00-  1,899,999.99  . . . . .          2           3,650,000.00                1.18%
$    1,900,000.00-  1,999,999.99  . . . . .          1           1,925,000.00                0.62%
$    2,000,000.00-  2,099,999.99  . . . . .          3           6,050,000.00                1.96%
$    2,200,000.00-  2,299,999.99  . . . . .          3           6,649,463.98                2.15%
$    2,300,000.00-  2,399,999.99  . . . . .          2           4,732,078.03                1.53%
$    2,500,000.00-  2,599,999.99  . . . . .          2           5,028,000.00                1.63%
$    2,800,000.00-  2,899,999.99  . . . . .          1           2,800,000.00                0.91%
$    3,000,000.00 or Higher                         10          41,827,818.53               13.50%
                                                -----------    ------------------    -----------------
     Totals . . . . . . . . . . . . . . . .        723         309,210,568.33              100.00%
                                                ===========    ==================    =================


                                  1997 B

          PRIME INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                              % of Such Mortgage
                      Number of                                                    Loans by
    Margin         Mortgage Loans            Principal Balance                 Principal Balance
--------------     --------------            -----------------                -------------------
     0.000                   1                 $    82,985.58                          4.44%
     0.025                   1                      98,904.76                          5.29
     0.125                   1                     829,623.89                         44.39
     0.250                   5                     562,587.64                         30.10
     0.500                   1                     269,950.00                         14.44
     0.750                   1                      25,000.00                          1.34
-------------------------------------------------------------------------------------------------
                            10                  $1,869,051.87                        100.00%
                   ==============            =================                ===================


        ONE-MONTH LIBOR MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                             % of Such Mortgage Loans
     Margin         Number of Mortgage Loans        Principal Balance          by Principal Balance
---------------     ------------------------      --------------------       ------------------------
1.000                            1                $     664,000.00                    0.46%
1.125                            1                      340,000.00                    0.24
1.250                            1                      643,611.25                    0.45
1.375                           16                   26,815,474.30                   18.67
1.500                           13                    8,238,821.22                    5.74
1.625                           29                   28,718,174.86                   20.00
1.750                           13                   16,750,222.84                   11.66
1.875                           46                   32,282,302.95                   22.48
2.000                           16                    7,043,850.00                    4.91
2.125                           57                   13,036,149.02                    9.08
2.250                            9                    2,157,188.50                    1.50
2.375                           12                    2,110,238.08                    1.47
2.500                           11                    1,541,746.50                    1.07
2.625                           30                    3,112,457.37                    2.17
2.750                            1                      147,000.00                    0.10
-----------------------------------------------------------------------------------------------------
                               256                 $143,601,236.89                  100.00%
                    ========================      ====================       ========================

                                  1997 B

     SIX-MONTH LIBOR INDEX MORTGAGE LOAN MARGINS AS OF DECEMBER 31, 1997

                                                                                 % of Mortgage Pool
     Margin             Number of Loans            Principal Balance            by Principal Balance
---------------     ------------------------      --------------------       ------------------------
        0.750                 1                      $ 2,200,000.00                        1.52%
        1.125                 1                        1,000,000.00                        0.69
        1.250                 1                          327,600.00                        0.23
        1.375                 1                          205,500.00                        0.14
        1.500                13                       19,676,182.51                       13.63
        1.625                14                       10,130,500.00                        7.02
        1.750                48                       21,707,092.65                       15.04
        1.875                 7                        4,740,985.21                        3.28
        2.000                50                       26,620,597.97                       18.44
        2.125                 6                        2,556,800.52                        1.77
        2.250               140                       19,512,543.66                       13.52
        2.375                10                        7,358,889.06                        5.10
        2.500                33                        8,598,070.67                        5.96
        2.625                21                        5,962,525.78                        4.13
        2.750                39                        9,605,926.01                        6.65
        2.875                32                        4,153,538.96                        2.88
-----------------------------------------------------------------------------------------------------
                            417                     $144,356,753.00                      100.00%



   TREASURY INDEX MORTGAGE LOAN MARGINS THAT ADJUST EVERY SIX MONTHS
                       AS OF DECEMBER 31, 1997

                           Number of Mortgage                                % of Such Mortgage Loans
       Margin                     Loans               Principal Balance            by Principal
------------------     ------------------------      --------------------    ------------------------
        1.875                       1                     $    228,814.00             1.40%
        2.000                       3                        1,329,140.00             8.10
        2.375                       4                        2,315,689.47            14.12
        2.500                      14                        3,574,860.36            21.80
        2.625                       1                          550,000.00             3.35
        2.750                       5                        7,285,000.00            44.42
        2.875                       1                          880,000.00             5.37
        3.000                       2                          235,879.81             1.44
-----------------------------------------------------------------------------------------------------
Totals                             31                      $16,399,383.64           100.00%


                                  1997 B

 TREASURY INDEX MORTGAGE LOAN MARGINS THAT ADJUST EVERY MONTH
                  AS OF DECEMBER 31, 1997

                           Number of Mortgage                                % of Such Mortgage Loans
       Margin                     Loans               Principal Balance            by Principal
------------------     ------------------------      --------------------    ------------------------
        1.375                       1                      $   538,000.00            18.03%
        1.875                       2                        1,452,972.49            48.69%
        2.125                       1                          175,170.44             5.87%
        2.250                       3                          668,000.00            22.38%
        2.625                       1                           80,000.00             2.68%
        2.750                       1                           70,000.00             2.35%
-----------------------------------------------------------------------------------------------------
Totals                              9                       $2,984,142.93           100.00%

                             ____________________

               The date of this Supplement is April 13, 1998.